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                                                                       EXHIBIT 3

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CCPC HOLDING COMPANY, INC.

    CCPC Holding Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

    I. The name of the Corporation is "CCPC Holding Company, Inc.," which was amended from "Corning Consumer Products Company" pursuant to a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of the State of Delaware, which was amended from "Corning Vitro Corporation" pursuant to a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of the State of Delaware. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 19, 1991.

    II. The text of the Certificate of Incorporation as amended heretofore is hereby further amended and restated to read as herein set forth in full:

    FIRST: The name of the Corporation is:

        CCPC Holding Company, Inc.

    SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to design, manufacture, construct, use, buy, sell, lease, hire and deal in and with glass, glass ceramic, metal, plastic and other consumer housewares, cookware, beverage ware and service ware products and other articles and property of all kinds, to render service of all kinds and generally to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000,000 shares, of which 75,000,000 shares shall be Common Stock, par value one cent ($.01) per share, and 5,000,000 shares shall be Preferred Stock, par value one cent ($.01) per share.

    (B) At the close of business on March 31, 1998, and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Common Stock then issued shall automatically be subdivided, changed and converted into 24,000 fully paid and nonassessable shares of Common Stock.

    (C) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of any series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

    (D) 1. DESIGNATION OF JUNIOR CUMULATIVE PAY-IN-KIND PREFERRED STOCK. The designation of a series of preferred stock shall be "Junior Cumulative Pay-In-Kind Preferred Stock" (the "JUNIOR PREFERRED STOCK") consisting of 2,000,000 shares. The par value of the Junior Preferred Stock shall be $0.01 per share. The original liquidation preference of the Junior Preferred Stock shall be $25 per share ("ORIGINAL LIQUIDATION
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PREFERENCE"), which value does not represent a determination by the Board of
Directors for the purposes of the Corporation's capital accounts.

    2. RANK. The Junior Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Common Stock of the Corporation. (All equity securities of the Corporation to which the Junior Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES", all equity securities of the Corporation with which the Junior Preferred Stock ranks on a parity are collectively referred to herein as the "PARITY SECURITIES" and all equity securities of the Corporation (other than convertible debt securities) to which the Junior Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "SENIOR SECURITIES".) The Junior Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

    3.  DIVIDENDS.

        (i) The holders of the shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate of $0.75 per share per calendar quarter. Such dividends shall be payable in quarterly payments on March 31, June 30, September 30 and December 31 of each year commencing with June 30, 1998 (each of such dates being a "DIVIDEND PAYMENT DATE"), in preference to dividends on the Junior Securities. Such dividends shall be paid to the holders of record at the close of business on the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the relevant dividend payment date (each of such dates being a "DIVIDEND PAYMENT RECORD DATE"). Each dividend shall accrue (whether or not declared) from the previous dividend payment date (or, with respect to the first dividend, from the date of initial issuance of the Junior Preferred Stock). Dividends payable for any partial dividend period shall be pro rated on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

        Dividend payments made with respect to the Junior Preferred Stock may be made (a) by issuing fully paid and nonassessable shares (or fractional shares as hereinafter described) of Junior Preferred Stock with an aggregate Original Liquidation Preference equal to the aggregate amount of dividends being made, (b) in cash or (c) in any combination thereof.

        Dividends on the Junior Preferred Stock shall be fully cumulative, and from and after any Dividend Payment Date on which any dividend that has been accrued through such date has not been declared or paid in full or any payment date set for a redemption on which such redemption has not been paid in full, the amount of such unpaid dividends or unpaid redemption payment (the "ARREARAGE") shall accrue dividends at a rate of 12% per annum. Such dividends in respect of any Arrearage shall accrue on a daily basis, whether or not declared, until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References herein to dividends that have accrued with respect to the Junior Preferred Stock shall include the amount of any Arrearage together with dividends accrued on such Arrearage pursuant to the immediately preceding two sentences.

        "LIQUIDATION PREFERENCE" means the Original Liquidation Preference, plus an amount in cash equal to all accrued and unpaid dividends (including Arrearage), whether or not declared (including an amount equal to a prorated dividend from the last Dividend Payment Date or the date of initial issuance, whichever is later, to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of Junior Preferred Stock will increase on a daily basis as dividends accrue on such share, whether or not declared, and will decrease only to the extent such dividends are actually paid in cash or additional shares of Junior Preferred Stock are actually issued, all as provided in this paragraph 3. The issuance of such shares of Junior Preferred Stock (plus the amount of cash

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    dividends, if any, paid together therewith) shall constitute full payment of such dividend. In no event shall an election by the Board of Directors to pay dividends, in full or in part, in cash on any Dividend Payment Date preclude the Board of Directors from electing either such alternative in respect of all or any portion of any subsequent dividend.

        (ii) All dividends and distributions paid with respect to shares of the Junior Preferred Stock pursuant to Paragraph 3(i) shall be paid PRO RATA to the holders entitled thereto. If the Board of Directors elects on any Dividend Payment Date to pay any dividend partially in shares of Junior Preferred Stock, the proportion of such cash and shares of Junior Preferred Stock shall be the same for each outstanding share of Junior Preferred Stock.

        (iii) Each fractional share of Junior Preferred Stock outstanding shall be entitled to a ratably proportionate amount of dividends accruing with respect to each outstanding share of Junior Preferred Stock pursuant to paragraph (i) hereof, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in paragraph 3(i) hereof, with respect to dividends on each outstanding share of Junior Preferred Stock.

        (iv) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities, nor shall the Corporation make any distribution in respect of any Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Junior Preferred Stock for all dividend payment periods terminating on or prior to the date of payment, or setting apart for payment, of such full dividends on or distributions in respect of such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends or distributions declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared PRO RATA so that the amount of dividends or distributions declared per share of the Junior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Junior Preferred Stock and such Parity Securities bear to each other. Any dividend not paid pursuant to paragraph 3(i) hereof or this paragraph 3(iv) shall be fully cumulative and shall accrue (whether or not declared) as set forth in paragraph 3(i) hereof.

        (v) (a) Holders of shares of the Junior Preferred Stock shall be entitled to receive the dividends provided for in paragraph 3(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

        (b) So long as any shares of the Junior Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities)

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    unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accrued and unpaid dividends on shares of the Junior Preferred Stock not paid on the dates provided for in paragraph 3(i) hereof (including accrued dividends not paid by reason of the terms and conditions of paragraph 3(i) or paragraph 3(iv) hereof) shall have been or are paid in full and fully in cash or in fully paid and nonassessable shares (or fractional shares) of Junior Preferred Stock; PROVIDED that, this paragraph shall not prohibit the Corporation from repurchasing any Junior Securities or any warrants, rights or options exercisable for or convertible into Junior Securities from any employee of the Corporation or its subsidiaries pursuant to the terms of any agreements with such employee.

        (c) Subject to the foregoing provisions of this paragraph 3, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may repurchase, redeem or otherwise retire any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the Junior Preferred Stock shall not be entitled to share therein.

    4.  PAYMENT ON LIQUIDATION.

        (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Junior Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph 4(i), holders of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

        (ii) For the purposes of this paragraph 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

    5.  REDEMPTION.

        (i) OPTIONAL REDEMPTION. At any time and from time to time, the Corporation shall have the right, at its sole option and election, to redeem any or all of the outstanding shares of Junior Preferred Stock, in whole or in part. The redemption price shall be paid in cash out of funds legally available therefor and will be in an amount per share (the "REDEMPTION PRICE") equal to the Liquidation Preference.

        (ii) NOTICE AND REDEMPTION PROCEDURES. Notice of the redemption of shares of Junior Preferred Stock pursuant to paragraph 5(i) hereof shall be sent to the holders of record of the shares of Junior Preferred Stock to be redeemed by first class mail, postage prepaid, at such holder's address as it appears on the transfer books of the Corporation not more than 60 nor fewer than 30 days prior to the redemption date; PROVIDED that any failure to give such notice to any holder, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any shares of Junior

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    Preferred Stock held by any other holder. On or after the date fixed for redemption stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the date of any redemption of any shares effected by the Corporation pursuant to this paragraph 5, all dividends on such shares shall cease to accrue and all rights of the holders thereof as holders of such shares shall cease and terminate.

        (iii) PUT EVENT. Any holder of record of shares of Junior Preferred Stock, in accordance with the procedures set forth in paragraph
    5(iv) hereof and subject to the provisions set forth in paragraph
    5(v) hereof, may require the Corporation to redeem any or all of the shares of Junior Preferred Stock held by such holder at the Redemption Price therefor, upon the occurrence of any of the following events (each a "PUT EVENT"):

        (a) The Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), proxy, vote, written notice or otherwise) the acquisition by any "Person" or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the permitted holders of the Junior Preferred Stock as described in paragraph 7, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of "beneficial ownership" (as defined in Rule 13(d)-3 under the Exchange Act) of 50% or more of the total voting power entitled to vote in the election of directors of the Corporation; or

        (b) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the Corporation and its subsidiaries to any Person or Group, other than the permitted holders of the Junior Preferred Stock as described in paragraph 7.

        (iv) PUT EVENT NOTICE AND REDEMPTION PROCEDURES. Notice of any Put Event shall be sent to the holders of record of the outstanding shares of Junior Preferred Stock not more than 30 days following such Put Event, which notice shall describe the transaction or transactions constituting such Put Event and set forth each holder's right to require the Corporation to redeem any or all shares of Junior Preferred Stock held by such holder out of funds legally available therefor, the redemption date (which date shall be not more than 60, nor less than 30, days from the date of such notice) and the reasonable procedures to be followed by such holders in exercising such redemption right. Any failure by the Corporation to give the notice prescribed by the preceding sentence, or any defects in such notice, shall not prejudice the rights of any holder of shares of Junior Preferred Stock to cause the Corporation to redeem any such shares held by such holder. In the event a holder of shares of Junior Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Junior Preferred Stock pursuant to paragraph 5(iii) hereof, such holder shall deliver within 20 days of the mailing of the Corporation's notice described in this paragraph 5(iv), or, if no notice is given, at any time following the last day the Corporation was required to give notice of the Put Event in accordance with this paragraph 5(iv) (in which case the date of redemption shall be the date which is the later of (x) 60 days following the last day the Corporation was required to give notice in accordance with this paragraph 5(iv) and (y) ten days following the delivery of such election by such holder), a written notice, in the form specified by the Corporation (if the Corporation did in fact give the notice required by this paragraph 5(iv)), to the Corporation so stating, and specifying the number of shares to be redeemed pursuant to paragraph 5(iii) hereof; PROVIDED, HOWEVER, that such holders may deliver a notice of an election to redeem at any time within 80 days following the occurrence of a Put Event (and such holders shall not be required to wait for the Corporation's notice provided for in this paragraph 5(iv) or for the expiration of the time allowed for the Corporation's notice hereunder), in which case the redemption date shall be 90 days after the date of the Put Event. The Corporation shall redeem the number of shares so specified on the date fixed for redemption.

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        (v)  LIMITATION ON PAYMENT OF REDEMPTION PRICE.  Notwithstanding
    anything to the contrary in paragraph 5, the Corporation shall not be required to pay the Redemption Price for any shares of Junior Preferred Stock which are required to be redeemed pursuant to paragraphs 5(iii) and
    (iv) in respect of a Put Event (i) to the extent and so long as such payment would constitute a default or event of default under the Corporation's senior credit facilities and (ii) until the prior payment of all amounts due pursuant to any actually exercised right to require the redemption or repurchase by the Corporation of, or the prior payment of all amounts due pursuant to or the waiver of any right to accelerate the payments under, any Senior Securities, debt securities or indebtedness for borrowed money of the Corporation arising as a result of such Put Event.

    6. VOTING RIGHTS. The holders of record of shares of Junior Preferred Stock shall not be entitled to any voting rights, except as otherwise provided by law.

    7. TRANSFERABILITY. The shares of the Junior Preferred Stock may not be sold, transferred, assigned, pledged or otherwise disposed of to any Person or Group other than (i) BW Holdings L.L.C., (ii) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, BW Holdings L.L.C. and (iii) any partner, member or stockholder of any Person described in the preceding clauses (i) and (ii).

    8. REACQUIRED SHARES. Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase or redemption, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to class and series and may be redesignated and reissued as part of any series of any class of preferred stock other than the Junior Preferred Stock.

    9. MUTILATED OR MISSING CERTIFICATES. If any of the Junior Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new certificate of like tenor and representing an equivalent amount of shares of Junior Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested.

    10. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Junior Preferred Stock set forth in this Amended and Restated Certificate of Incorporation (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Amended and Restated Certificate of Incorporation, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

    11. NOTICES. All notices and other communications required or permitted to be given to the Corporation under this section (D) of ARTICLE FOURTH shall be made by courier to the Corporation at its principal executive offices at the following address:

            Corning Consumer Products Company
           E-Building
           Houghton Park
           Corning, New York 14831
           Telecopy: (607) 974-2215
           Attention: Secretary

Minor imperfections in any such notice shall not affect the validity thereof.

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    12.  LIMITATIONS.  Except as may otherwise be required by law, the shares of
Junior Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Amended and Restated Certificate of Incorporation of the Corporation.

    (E) 1. DESIGNATION OF SERIES B JUNIOR CUMULATIVE PREFERRED STOCK. The designation of a series of preferred stock shall be "Series B Junior Cumulative Preferred Stock" (the "SERIES B PREFERRED STOCK") consisting of 2,500,000 shares. The par value of the Series B Preferred Stock shall be $0.01 per share. The original liquidation preference of the Series B Preferred Stock shall be $25 per share ("ORIGINAL LIQUIDATION PREFERENCE"), which value does not represent a determination by the Board of Directors for the purposes of the Corporation's capital accounts.

    2. RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Common Stock of the Corporation and on a parity with the Junior Preferred Stock. (All equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES", all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity are collectively referred to herein as the "PARITY SECURITIES" and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "SENIOR SECURITIES".) The Series B Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

    3.  DIVIDENDS.

        (i) Shares of Series B Preferred Stock shall accumulate dividends at the rate of $1.00 per share per calendar quarter, which dividends, if declared, shall be paid in cash. If declared, such dividends shall be payable in quarterly payments on March 31, June 30, September 30 and December 31 of each year commencing with December 31, 1999 (each of such dates, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "DIVIDEND PAYMENT DATE"), in preference to dividends on the Junior Securities. Such dividends shall be paid to the holders of record at the close of business on the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the relevant dividend payment date (each of such dates being a "DIVIDEND PAYMENT RECORD DATE"). Dividends shall begin to accumulate on outstanding Series B Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable. The Corporation shall not pay dividends on the outstanding
    Series B Preferred Stock unless the Interest Coverage Ratio (as defined below) for the Corporation's last fiscal year ending prior to the Dividend Payment Date is greater than 2.75 and such dividend payment is not in contravention of the Corporation's then existing indentures, credit facilities or other contracts or instruments. For purposes of this paragraph, "Interest Coverage Ratio" means, for a given fiscal year and in accordance with United States Generally Accepted Accounting Principles, the ratio of (a) the Corporation's earnings before interest, tax, depreciation and amortization expenses to (b) the Corporation's interest expense.

        Dividends on the Series B Preferred Stock shall be fully cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full or any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "ARREARAGE") at a rate of 16% per annum. Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day, whether or not earned or declared, until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute additional Arrearage

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    from and after any Dividend Payment Date to the extent not paid on such
    Dividend Payment Date. References herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series B Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any Dividend Payment Date, to holders of record on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

        "LIQUIDATION PREFERENCE" means the Original Liquidation Preference, plus an amount in cash equal to all dividends accumulated or deemed to have accumulated thereon (including Arrearage), whether or not declared (including an amount equal to a prorated dividend from the last Dividend Payment Date or the date of initial issuance, whichever is later, to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of Series B Preferred Stock will increase on a daily basis as dividends accumulate or are deemed to accumulate on such share, whether or not declared, and will decrease only to the extent such dividends are actually paid in cash as provided in this paragraph 3.

        (ii) All dividends and distributions paid with respect to shares of the Series B Preferred Stock pursuant to paragraph 3(i) shall be paid PRO RATA to the holders entitled thereto. Dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series B Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid.

       (iii) Each fractional share of Series B Preferred Stock outstanding shall be entitled to a ratably proportionate amount of dividends accumulating with respect to each outstanding share of Series B Preferred Stock pursuant to paragraph (i) hereof, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accumulate (whether or not earned or declared), and shall be payable in the same manner and at such times as provided for in paragraph 3(i) hereof, with respect to dividends on each outstanding share of Series B Preferred Stock.

        (iv) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities other than the Junior Cumulative Pay-Kind Preferred Stock, nor shall the Corporation make any distribution in respect of any Parity Securities other than the Junior Cumulative Pay-Kind Preferred Stock, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment, or setting apart for payment, of such full dividends on or distributions in respect of such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Series B Preferred Stock and any other Parity Securities other than the Junior Cumulative Pay-Kind Preferred Stock, all dividends or distributions declared upon shares of the Series B Preferred Stock and any other Parity Securities other than the Junior Cumulative Pay-Kind Preferred Stock shall be declared PRO RATA so that the amount of dividends or distributions declared per share of the Series B Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such Parity Securities bear to each other. Any dividend not paid pursuant to paragraph 3(i) hereof or this paragraph 3(iv) shall be fully cumulative and shall accumulate (whether or not declared) as set forth in paragraph 3(i) hereof.

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
        (v) (a) Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in paragraph 3(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

        (b) So long as any shares of the Series B Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in paragraph 3(i) hereof (including accumulated dividends not paid by reason of the terms and conditions of paragraph 3(i) or paragraph 3(iv) hereof) shall have been or are paid in full and fully in cash; PROVIDED that, this paragraph shall not prohibit the Corporation from repurchasing any Junior Securities or any warrants, rights or options exercisable for or convertible into Junior Securities from any employee of the Corporation or its subsidiaries pursuant to the terms of any agreements with such employee.

        (c) Subject to the foregoing provisions of this paragraph 3, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may repurchase, redeem or otherwise retire any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the Series B Preferred Stock shall not be entitled to share therein.

    4.  PAYMENT ON LIQUIDATION.

        (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph 4(i), holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

        (ii) For the purposes of this paragraph 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

    5.  REDEMPTION.

        (i) OPTIONAL REDEMPTION. If all of the 9 *% Senior Subordinated Notes due 2008 and 9 *% Series B Senior Subordinated Notes due 2008 have been repaid in full, at any time and from time to time, the Corporation shall have the right, at its sole option and election, to redeem any or all of the outstanding shares of Series B Preferred Stock, in whole or in part. The redemption price shall be paid in cash out of funds legally available therefor and will be in an amount per share (the "REDEMPTION PRICE") equal to the Liquidation Preference.

        (ii) NOTICE AND REDEMPTION PROCEDURES. Notice of the redemption of shares of Series B Preferred Stock pursuant to paragraph 5(i) hereof shall be sent to the holders of record of the shares of Series B Preferred Stock to be redeemed by first class mail, postage prepaid, at such holder's address as it appears on the transfer books of the Corporation not more than 60 nor fewer than 30 days prior to the redemption date; PROVIDED that any failure to give such notice to any holder, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock held by any other holder. On or after the date fixed for redemption stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the date of any redemption of any shares effected by the Corporation pursuant to this paragraph 5, all dividends on such shares shall cease to accumulate and all rights of the holders thereof as holders of such shares shall cease and terminate.

    6. VOTING RIGHTS. The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights, except as otherwise provided by law.

    7. TRANSFERABILITY. The shares of the Series B Preferred Stock may not be sold, transferred, assigned, pledged or otherwise disposed of to any Person or Group other than (i) BW Holdings L.L.C., (ii) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, BW Holdings L.L.C. and (iii) any partner, member or stockholder of any Person described in the preceding clauses (i) and (ii).

    8. REACQUIRED SHARES. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase or redemption, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to class and series and may be redesignated and reissued as part of any series of any class of preferred stock other than the Series B Preferred Stock.

    9. MUTILATED OR MISSING CERTIFICATES. If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested.

    10. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series B Preferred Stock set forth in this Amended and Restated Certificate of Incorporation (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Amended and Restated Certificate of Incorporation, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

    11. NOTICES. All notices and other communications required or permitted to be given to the Corporation under this section (E) of ARTICLE FOURTH shall be made by courier to the Corporation at its principal executive offices at the following address:

            CCPC Holding Company, Inc.
           E-Building
           Houghton Park
           Corning, New York 14831
           Telecopy: (607) 974-2215
           Attention: Secretary

Minor imperfections in any such notice shall not affect the validity thereof.

    12. LIMITATIONS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Amended and Restated Certificate of Incorporation of the Corporation.

    FIFTH: The name and mailing address of the incorporator is as follows:

NAME                                 MAILING ADDRESS
----                                 ---------------
M. Ann Gosnell                       Houghton Park
                                     Corning, New York 14831

    SIXTH: Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

    SEVENTH: If (A) any two or more stockholders or subscribers to stock of the Corporation shall enter into any agreement abridging, limiting or restricting the rights of any one or more of them to sell, assign, transfer, mortgage, pledge or hypothecate any or all of the stock of the Corporation held by any one or more of them and if a copy of said agreement shall be filed with the Corporation, or if (B) the incorporator or the stockholders entitled to vote shall adopt any by-law provision abridging, limiting or restricting the aforesaid rights of any stockholders, then and in either of such events, all certificates for shares of stock subject to such abridgements, limitations or restrictions shall have a reference thereto endorsed thereon by an officer of the Corporation and such stock shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and provisions of such agreement or bylaw, as the case may be.

    EIGHTH: (A) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived any improper personal benefit.

    (B) The Corporation may indemnify, to the full extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

    (C) Any indemnification under Section (B) of this ARTICLE EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met any applicable standard of conduct. Such determination may be made (1) by resolution of the Board of Directors adopted in the manner provided in the By-Laws of the Corporation, or (2) if a quorum consisting of directors who were not parties to such action, suit or proceeding is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    NINTH: Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, having been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer and has been affixed hereunto with the corporate seal this 1(st) day of November, 1999.

                                          CCPC Holding Company, Inc.
                                          By:  /s/ Raymond J. Kulla
--------------------------------------------------------------------------------
                                              Name: RAYMOND J. KULLA
                                              Title:  Vice President, General
                                                      Counsel and Secretary